UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 22, 2019

MATEON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Gateway Boulevard, Suite 210

South San Francisco, CA 94080

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition of Disposition of Assets.

Merger with Oncotelic, Inc.

On April 22, 2019, Mateon Therapeutics, Inc. (the “Company”) completed its business combination pursuant to the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”) with Oncotelic, Inc., a Delaware corporation (“Oncotelic”), a clinical-stage biopharmaceutical company focused on the treatment of cancer using TGF-ß RNA. Under the terms of the Merger Agreement, Oncotelic, Inc. was merged into and is now a wholly-owned subsidiary of the Company (the “Merger”).

On the effectiveness of the Merger, each share of Oncotelic common stock outstanding immediately prior to the Merger (excluding any shares of Oncotelic held by stockholders exercising dissenters’ appraisal rights) was converted solely into the right to receive (i) 3.97335267 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) 0.01877292 shares of the Company’s newly designated Series A Convertible Preferred Stock (the “Preferred Stock”). Following the closing of the Merger, the former Oncotelic security holders own approximately 85% of the Company’s issued and outstanding Common Stock (including any shares of Common Stock issuable upon conversion of the Preferred Stock), and the Company’s stockholders prior to the Merger own approximately 15% of the Company’s issued and outstanding Common Stock (including any shares of Common Stock issuable upon conversion of the Preferred Stock).

In addition to the shares retained in the Company, holders of record of the Company’s Common Stock on April 18, 2019 (the last trading day before the Merger) received, as a dividend, a Contingent Value Right (“CVR”), which provides those holders, collectively, the right to receive 75% of the net proceeds to the Company (in excess of $500,000) resulting from the full or partial sale, license, transfer or other disposition of the intellectual property rights and related assets of the Company’s product candidates OXi4503 and CA4P, in their current form and for their currently contemplated uses, that occurs within four years following the closing of the Merger. The CVRs are non-transferable except for certain estate planning and other similar permitted transfers described in the CVR Agreement. The CVRs do not have any voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs. The CVRs do not entitle their holders to any equity interest in the Company.

Oncotelic’s lead product candidate, OT-101, is being developed as a broad-spectrum anti-cancer drug that can also be used in combination with other standard cancer therapies to establish an effective multi-modality treatment strategy for difficult-to-treat cancers. Oncotelic plans to initiate phase 3 clinical trials for OT-101 in both high-grade glioma and pancreatic cancer. During phase 2 clinical trials in pancreatic cancer, melanoma, and colorectal cancers (Study P001) and in high-grade gliomas (Study G004), meaningful clinical benefits were observed and OT-101 exhibited a favorable safety profile. These clinical benefits included long-term survival and meaningful tumor reduction. Both partial and complete responses have been observed in the G004 Phase 2 clinical trial of OT-101 as a single agent in patients with aggressive brain tumors.

Oncotelic’s self-immunization protocol (SIP©) is based on novel and proprietary sequential treatment of cancers with OT-101 (an antisense against TGF-ß2) and chemotherapies. This sequential treatment strategy is aimed at achieving effective self-immunization against a patients’ own cancer, resulting in robust therapeutic immune response and consequently better control of the cancer and improved survival. Prolonged states of being cancer-free have been observed in some patients with the most aggressive forms of cancer, raising a renewed hope for a potential cure. The use of OT-101 lifts the suppression of the patient’s immune cells around the cancer tissue, providing the foundation for an effective initial priming, which is critical for a successful immune response. The subsequent chemotherapy results in the release of neoantigens that result in a robust boost of the immune response. The company believes that a rational combination of the Oncotelic SIP platform with immune-modulatory drugs like interleukin 2 (IL-2) and/or immune checkpoint inhibitors has the potential to help achieve sustained and robust immune responses in patients with the most difficult-to-treat forms of cancer.

Additional information on the terms of the Merger Agreement is contained in Item 1.01 of the Company’s current report on Form 8-K filed with the SEC on April 18, 2019, which is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Bridge Financing

On April 23, 2019, the Company completed the initial tranche of financing pursuant to the securities purchase agreements dated April 17, 2019 in connection with the issuance of up to $1.2 million in principal amount of debentures (the “Bridge Financing”). Funding under the Bridge Financing was conditioned upon the closing of the Merger.

In connection with the Bridge Financing, the Company issued a $200,000 principal amount debenture to Peak One Opportunity Fund, L.P., a $200,000 principal amount debenture to TFK Investments, LLC, and an aggregate $200,000 principal amount debenture to Dr. Trieu and another investor (collectively, the “Debentures”). The Debentures were issued at a 10% original issue discount for gross proceeds of $540,000.

Additional information on the terms of the Bridge Financing, including the redemption rights, pre-payment terms and conversion rights associated with the Debentures, is contained in Item 1.01 of the Company’s current report on Form 8-K filed with the SEC on April 18, 2019, which is incorporated by reference herein.

Under the terms of the securities purchase agreements for the Bridge Financing, the Company has the right to draw down a second tranche of $600,000 face amount of Debentures for an aggregate purchase price of $540,000 at any time after May 23, 2018.

The Company plans to seek additional equity financing to (a) repay the Debentures and (b) provide working capital to fund the Company’s combined operations with Oncotelic. There are no commitments or arrangements for any such financing in place at this time.

Item 3.02	Unregistered Sales of Equity Securities.

Merger

On April 22, 2019, in connection with the Merger, the Company issued approximately 41,000,033 shares of Common Stock and 193,713 shares of Series A Preferred Stock to the former stockholders of Oncotelic, in exchange for all of the previously outstanding shares of Oncotelic common stock.

The securities issued in the Merger were issued in reliance upon exemptions from registration requirements pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, the rules promulgated thereunder and pursuant to applicable state securities laws and regulations.

Bridge Financing

On April 23, 2019, in connection with the Bridge Financing, the Company issued an aggregate of $400,000 in principal amount of debentures to Peak One Opportunity Fund, L.P. and TFK Investments, LLC and an aggregate of $200,000 in principal amount of debentures to Dr. Trieu, Ph.D. and another investor.

On April 23, 2019, the Company issued 350,000 shares of Common Stock to Peak One Investments, LLC, the general partner of Peak One, and 350,000 shares of Common Stock to TFK Investments, LLC, as a commitment fee in connection with the Bridge Financing.

The securities issued in the first tranche of the Bridge Financing and for the commitment fees were issued in reliance upon exemptions from registration requirements pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, the rules promulgated thereunder and pursuant to applicable state securities laws and regulations.

Item 5.01	Changes in Control of Registrant.

To the extent required by Item 5.01 of Form 8-K, the disclosure in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

On April 22, 2019, Donald R. Reynolds, Bobby W. Sandage, Jr. Ph.D. and David J. Chaplin, Ph.D. resigned from their positions as members of the Company’s Board of Directors. The resignations were required under the terms of the Merger Agreement; none of the resigning directors resigned as the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or procedures.

Vuong Trieu, Ph.D. a founder and chairman of Oncotelic was appoint to the Company’s Board of Directors and was appointed to serve as Chairman of the Board. William D. Schwieterman, M.D. remains a director of the Company.

Executive Officers

On April 22, 2019 William D. Schwieterman, M.D. resigned from his position as the Company’s Chief Executive Officer, pursuant to the terms of the Merger Agreement, and the Separation and Release Agreement dated April 17, 2019 between the Company and Dr. Schwieterman.

Pursuant to the terms of the Merger Agreement, the following individuals have been appointed the executive officers of the Company, effective as of the closing of the Merger, to serve until the next annual meeting of the Board of Directors and until their successors are duly elected and qualified:

Chief Executive Officer	Vuong Trieu, Ph.D.
Chief Financial Officer	Matthew M. Loar
Chief Medical Officer	Fatih Uckun, M.D. Ph.D.
Chief Technology Officer	Chulho Park, Ph.D.

Vuong Trieu, Ph.D., age 55, has been involved in drug discovery, development and commercialization for over 25 years, including his contributions as co-inventor of Abraxane®. He has served as Chairman and Chief Executive Officer of Oncotelic, Inc. since its formation in 2015. He previously served as Executive Chairman and Interim CEO of Marina Biotech, Inc. from 2016 to 2018. Marina Biotech is a developer of tkRNA for the treatment of familial adenomatous polyposis/colorectal cancer. He also served as President and CEO of IgDraSol, Inc.—developer of a 2nd generation Abraxane—beginning in 2012 until its acquisition by Sorrento Therapeutics, Inc. in 2013. He served as Chief Scientific Officer for Sorrento Therapeutics, Inc. and a member of that company’s board of directors from 2013 until 2014. Previously, Dr. Trieu was Sr. Director of Pharmacology/Biology at Abraxis Bioscience/Celgene. There, Dr. Trieu led the preclinical, clinical and PK/biomarker development of Abraxane, and was the co-inventor of the intellectual property covering Abraxane. Previously, Dr. Trieu held positions at Genetic Therapy/Sandoz (leading the adenoviral gene therapy program against atherosclerosis), Applied Molecular Evolution/Lily (leading the expression, purification, and preclinical testing of mAb therapeutics) and Parker Hughes Institute (Director of Cardiovascular Biology program that evaluated a series of small molecules and biologics against preclinical models of atherosclerosis, dyslipidemia, stroke, ALS, and restenosis). Dr. Trieu holds a PhD in Microbiology, BS in Microbiology and Botany. He is member of ENDO, ASCO, AACR, and many other professional organizations. Dr. Trieu published widely in oncology, cardiovascular, and drug development. Dr. Trieu has over 100 patent applications and 39 issued US patents.

Fatih Uckun, M.D., Ph.D., age 60, was appointed Oncotelic Inc.’s Chief Medical Officer in January 2019. Prior to joining Oncotelic, Dr. Uckun served as Head of Immuno-Oncology at Ares Pharmaceuticals (from 2015 to 2019) and Executive Medical Director and Strategy Lead in Global Oncology and Hematology at Syneos Health (from 2017 to 2018). Prior to this, he was Vice President of Research and Clinical Development at Nantkwest, Chief Scientific

Officer of Jupiter Research Institute and, before that, held senior-level scientific and research positions at Parker Hughes Institute and its cancer center, Paradigm Pharmaceuticals, and the Children’s Cancer Study Group. From 2012-2015, Dr. Uckun served as chair of the Biotargeting Working Group and a Member of the Coordination and Governance Committee of the NCI Alliance for Nanotechnology in Cancer. From 2009 to 2015 he was a Professor of Pediatrics and Head of Translational Research in Leukemia and Lymphoma of the Children’s Center for Cancer and Blood Diseases at the University of Southern California. During his tenure at the University of Minnesota from 1986 to 1997, Dr. Uckun worked as a Professor of Therapeutic Radiology-Radiation Oncology, Pharmacology, and Pediatrics as well as Director of the Biotherapy Institute at the University of Minnesota, where he became the first recipient of the Endowed Hughes Chair in Biotherapy. Dr. Uckun is an elected Member of the American Society for Clinical Investigation (ASCI), an honor society for physician-scientists, and an active member of several professional organizations. He received numerous awards for his work on monoclonal antibodies, recombinant cytokines and fusion proteins, radiation sensitizers, kinase inhibitors and targeted therapeutics for difficult-to-treat cancers, including the Stohlman Memorial Award of the Leukemia Society of America, the highest honor given to a Leukemia Society Scholar. He has published more than 500 peer-reviewed papers, authored numerous review articles and book chapters and is an inventor on numerous patents.

Chulho Park, Ph.D., age 53, has strong biopharmaceutical research and development and leadership experience across diverse biotech and pharma settings. He has served as the Chief Business Officer of Oncotelic since its formation in 2015. Prior to that was the Chief Executive Officer and Founder of MabPrex from 2010 to 2018, where he led the pharmaceutical development of therapeutic antibodies as well as small molecule drugs. He served as President of Pharmaceutical Development at IgDraSol, Inc. from January 2013 through its sale to Sorrento Therapeutics, Inc. in September 2013. Dr. Park led the CMC development at IgDraSol bringing manufacturing of the drug product to US FDA’s manufacturing standard. Previously, Dr. Park has held positions with Eli Lilly & Company, Applied Molecular Evolution, and aTyr Pharma Inc.

Drs. Trieu, Uckun and Park are contemplated to receive an annual base salary of $450,000, $400,000, and $350,000, respectively. The Company expects to enter into written employment agreements with each of its executive officers in the coming weeks which will include customary compensation terms relating to base compensation, bonus, equity incentive and related benefits. Each of Dr. Trieu, Dr. Uckun and Dr. Park entered into the Company’s standard form of indemnification agreement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 22, 2019, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State, establishing and designating 5 million shares of Preferred Stock effective as of April 22, 2019. Each share of Preferred Stock is convertible into 1,000 shares of Company Common Stock and is eligible to receive dividends and to vote on matters presented to the holders of the Company Common Stock on an as converted basis. Holders of Preferred Stock have the right to convert to shares of Company Common Stock at any time at their election, subject to the availability of sufficient Company Common Stock at the time of conversion. The outstanding Preferred Stock will automatically convert into shares of Company Common Stock on the effectiveness of the authorization of additional Common Stock or a reverse split of the outstanding Common Stock sufficient to permit the conversion of the Preferred Stock in full.

Item 8.01	Other Events.

Press Release

On April 25, 2019, the Company issued a press release announcing the closing of the Merger, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

References to Agreements

The descriptions of the Merger Agreement, the CVR Agreement, the Certificate of Designation, the Debentures, and the Securities Purchase Agreements do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, CVR Agreement, Certificate of Designation, the forms of Debenture, and the forms of Securities Purchase Agreements, which are attached as Exhibits to this Current Report on Form 8-K, and each of which is incorporated herein by reference.

The agreements have been included to provide investors and stockholders with information regarding their respective terms. Those agreements are not intended to provide any other factual information about the Company or Oncotelic. The representations, warranties and covenants contained in those agreements were made only for purposes of those agreements and as of specific dates, were solely for the benefit of the parties to those agreements, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under any of the agreements and should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the agreements, which subsequent information may or may not be fully reflected in our public disclosures.

Forward-Looking Statements

This document contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this communication, the words “will,” “may,” “would,” “approximate,” “expect,” “intend,” and similar expressions and their variants, as they relate to the Company, Oncotelic or the management of either company, before or after the Merger, may identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements relating to the timing and completion of the second tranche of the Bridge Financing; the adequacy of the post-Merger combined company’s capital to support its future operations and its ability to successfully initiate and complete clinical trials; the nature, strategy and focus of the post-Merger combined company; and the executive and board structure of the post-Merger combined company. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation, uncertainties as to the timing of the consummation of the second tranche of the Bridge Financing, and the ability of the Bridge Investors and Mateon to consummate the second tranche of the Bridge Financing. This review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s Annual Report on Form 10-K filed with the SEC on April 10, 2019 and the risk factors for the Post-Merger Combined Company set forth below. Forward looking statements are based on information available and assumptions as of the date of this report. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The Company intends to file the financial statements of Oncotelic required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description	Incorporation by reference

2.1	Agreement and Plan of Merger, dated as of April 17, 2019, by and among the Company, Oncotelic and Oncotelic Acquisition Corporation.	Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 17, 2019.

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Company.	Filed herewith.

4.1	Form of Debenture, issued by the Company to Peak One Opportunity Fund, L.P. and TFK Investments, LLC.	Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 17, 2019.

4.2	Form of Debenture, issued by the Company to the Bridge Investors.	Exhibit 4.2 of the Current Report on Form 8-K filed with the SEC on April 17, 2019.

10.1	Contingent Value Rights Agreement, dated April 17, 2019, by and among the Company, Oncotelic and American Stock Transfer and Trust Company LLC.	Filed herewith.

10.2	Form of Securities Purchase Agreement, dated as of April 17, 2019, by and among the Company and Peak One Opportunity Fund, L.P. and TFK Investments, LLC.	Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on April 17, 2019.

10.3	Form of Securities Purchase Agreement, dated as of April 17, 2019, by and among the Company and the Bridge Investors.	Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on April 17, 2019.

99.1	Press Release, dated April 25, 2019.	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mateon Therapeutics, Inc.

Date: April 25, 2019	/s/ Matthew M. Loar
By: Matthew M. Loar
Chief Financial Officer